Exhibit 99.1

CLIMATEROCK ANNOUNCES REVISED MONTHLY SPONSOR CONTRIBUTION OF $0.04 PER SHARE TO TRUST ACCOUNT FOR PROPOSED EXTENSION

London, April 29, 2025 (GLOBE NEWSWIRE) -- ClimateRock (“ClimateRock” or the “Company”) (OTC: “CLRCF”, “CLRCUF”, “CLRWF”) announced today that, in connection with the Company’s upcoming extraordinary general meeting of shareholders (the “Special Meeting”) to consider and approve an extension of time for the Company to consummate an initial business combination from May 2, 2025 to November 2, 2025 (the “Extension”), U.N. SDG Support LLC (the “Sponsor”) or its designees have agreed to revise their intended contribution to support the Extension, such that they will contribute to the Company as a loan an aggregate of $0.04 for each Class A ordinary share that was sold in the Company’s initial public offering (the “Public Share”) that is not redeemed, for each calendar month (commencing on May 2, 2025 and on the 1st day of each subsequent month) until November 2, 2025 (each, an “Extension Period”), or portion thereof, that is needed to complete an initial business combination (the “Contribution”). For example, if the Company takes until November 2, 2025 to complete its initial business combination, which would represent six calendar months, the Sponsor or its designees would make aggregate Contributions resulting in a redemption amount of approximately $12.34 per unredeemed share, in comparison to the current redemption amount of approximately $12.10 per share.

Each Contribution will be deposited in the trust account within seven calendar days from the beginning of each Extension Period (or portion thereof), and any Contribution is conditioned upon the implementation of the Extension. No Contribution will occur if the Extension is not approved or is not completed. The amount of each Contribution will not bear interest and will be repayable by the Company to the Sponsor or its designees upon consummation of its initial business combination. The Company will have the sole discretion whether to continue extending for additional calendar months until November 2, 2025. If the Company opts not to utilize any remaining portion of the Extension Period, then the Company will liquidate and dissolve promptly in accordance with its charter, and its Sponsor’s obligation to make additional contributions will terminate.

In connection with the above announcement of the Contribution to be made by the Sponsor or its designees if the

Extension is approved, the deadline for holders of the Company’s Class A ordinary shares issued in the Company’s initial public offering to submit their shares for redemption in connection with the Extension, is being extended to 10:00 a.m., Eastern time, on Wednesday, April 30, 2025.

In addition, the Company agreed to waive its right to withdraw up to $50,000 of interest accrued on the Company’s trust account to pay dissolution expenses, should the Company ultimately liquidate prior to an initial business combination. As a result, the Company will not withdraw up to $50,000 of interest, as permitted by its charter, for such dissolution expenses upon liquidation. If the Extension is approved by shareholders and implemented by the Company, all interest then-accrued will be held in the trust account and will be released to public shareholders upon the earliest to occur of (i) the redemption of the Public Shares in connection with a vote seeking to amend the provisions of the Company’s charter, (ii) the completion of the Company’s initial business combination and (iii) the redemption of 100% of the Public Shares if the Company is unable to complete its initial business combination by November 2, 2025 or such earlier date as determined by the Company’s board of directors.

About ClimateRock

ClimateRock is a special purpose acquisition company led by Chairman, Charles Ratelband, and CEO, Per Regnarsson, and is incorporated as a Cayman Islands exempted company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses in any industry or geographic location, but it is focused on acquiring a target within the sustainable energy industry in the Organization for Economic Co-operation and Development countries, including climate change, environment, renewable energy and emerging, clean technologies. For more information, please visit Driving The Energy Transition - ClimateRock (climate-rock.com).

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to the Company’s shareholder approval of the Extension, its inability to complete an initial business combination within the required time period or, and other risks and uncertainties indicated from time to time in filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 under the heading “Risk Factors” and in other reports the Company has filed, or to be filed, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Participants in the Solicitation

ClimateRock and its directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the securityholders of the Company in favor of the approval of the Extension Proposal. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and officers in the Company’s definitive proxy statement filed with the SEC on April 17, 2025 (as may be amended, the “Proxy Statement”), which may be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This press release s shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Extension. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

Additional Information and Where to Find It

ClimateRock urges investors, shareholders and other interested persons to read the Proxy Statement as well as other documents filed by the Company with the SEC, because these documents will contain important information about the Company and the Extension. Shareholders may obtain copies of the Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Advantage Proxy, Inc., P.O. Box 10904, Yakima, WA 98909, Attn: Karen Smith.

INVESTOR RELATIONS CONTACT

ClimateRock

Phone number: +44 208 050 7820

Email: info@climate-rock.com